UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 18, 2008

                                Con-way Inc.
           (Exact name of registrant as specified in its charter)

            Delaware                     1-5046              94-1444798
---------------------------------   -----------------   -------------------
  (State or other jurisdiction         (Commission       (IRS Employer
        of incorporation)             File Number)      Identification No.)

 2855 Campus Drive, Suite 300, San Mateo, California         94403
-----------------------------------------------------   -------------------
      (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (650) 378-5200

        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 18, 2008, Cougar Holdings Pte Ltd. ("Cougar Holdings"), a wholly-owned subsidiary of Menlo Worldwide LLC, the logistics unit of Con-way Inc., entered into two put and call option agreements with HSBC Institutional Trust Services (Singapore) Limited as trustee of Mapletree Logistics Trust ("Mapletree"), a Singapore company. The option agreements provide for the sale by Cougar Holdings and the purchase by Mapletree of two warehouses located in Singapore, for a total purchase price of S$55,600,000 (or US$40,289,855, based on an exchange rate of S$1.38 for one U.S. Dollar). The properties are located at No. 30 Boon Lay Way, Singapore 609957 (the "Boon Lay Facility") and at 22A Benoi Road, Singapore 629893 (the "Benoi Facility").

The option agreements are subject to the satisfaction of certain conditions, and upon satisfaction of the conditions either party may exercise the options under the agreements. Upon exercise of the options by either party, each party then becomes obligated to enter into the sale agreements and lease agreements pursuant to which Cougar Express Logistics Pte Ltd., a subsidiary of Cougar Holdings ("Tenant"), will lease back the two warehouses for ten
(10) year terms. Each lease contains an option to renew for an additional five (5) year term. The obligations under the lease agreements are guaranteed by Menlo Worldwide, LLC.

The initial rent is S$3,595,440 for the Boon Lay Facility and S$590,880 for the Benoi Facility. The rent for each facility increases 4% in year 3 and 1.5% in each year thereafter through year 10. The rent for the option period is based on the prevailing fair market value, subject to a cap of 125% of the rent for the tenth year of the initial lease term. In addition to the rent, Tenant is responsible for the government land rental fee, a property management fee and property taxes. The government land rental fee is subject to the government's annual revisions, the property management fee is subject to an annual increase capped at 5%, and property taxes are equal to a percentage of rental value (currently 10%).

The total rent obligations (undiscounted) for the initial ten-year terms of the leases are S$38,601,850 for the Boon Lay Facility (US$27,972,355) and S$6,344,040 for the Benoi Facility (US$4,597,130.) The government land rental fee, property management fee and property taxes for the initial ten-year terms of the leases are estimated to be S$20,352,699 for the Boon Lay Facility (US$14,748,332) and S$2,621,512 for the Benoi Facility (US$1,899,646).




                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CON-WAY INC.



                                By: /s/ Kevin C. Schick
                                    --------------------
                                Name:  Kevin C. Schick
                                Title: Chief Financial Officer
 Date: March 24, 2008